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                                                                  Exhibit (1)(h)

                              THE ARCH FUND, INC.

                             ARTICLES SUPPLEMENTARY


                 The Arch Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The total number of shares of capital stock which the Corporation was heretofore authorized to issue was Five Billion (5,000,000,000) shares of Common Stock, of which Nine Hundred Million (900,000,000) shares of the par value of One Mill ($.001) each are Class A Common Stock, Three Billion (3,000,000,000) shares of the par value of One Mill ($.001) each are Class A - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class C Common Stock, Fifty Million (50,000,000) shares of the par value of One Mill ($.001) each are Class C - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class D Common Stock, Fifty Million (50,000,000) shares of the par value of One Mill ($.001) each are Class D - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class E Common Stock, Fifteen Million (15,000,000) shares of the par value of One Mill ($.001) each are Class E - Special Series 1 Common Stock, and Nine Hundred and Seventy Million (970,000,000) shares of the par value of One Mill ($.001) each are unclassified






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shares of Common Stock.  The aggregate par value of all shares having par value was Five Million Dollars ($5,000,000).

         SECOND: Pursuant to Article VI of the Corporation's Articles of Incorporation (the "Charter"), the Board of Directors of the Corporation has classified One Hundred Million (100,000,000) shares (of the par value of One Mill ($.001)) of authorized and unclassified Common Stock of the Corporation's capital stock as Class B Common Stock, Four Hundred Million (400,000,000) shares (of the par value of One Mill ($.001)) of authorized and unclassified Common Stock as Class B - Special Series 1 Common Stock, Five Million (5,000,000) shares (of the par value of One Mill ($.001)) of authorized and unclassified Common Stock as Class F Common Stock, and Fifteen Million (15,000,000) shares (of the par value of One Mill ($.001)) of authorized and unclassified Common Stock as Class F - Special Series 1 Common Stock, pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on June 25, 1991:

         Creation of Class B and Class B - Special Series 1 Shares
         ---------------------------------------------------------
                          RESOLVED, that pursuant to Article VI of the Corporation's Articles of Incorporation (the "Charter"), Five Hundred Million (500,000,000) authorized and unclassified shares of Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)), be, and hereby are, classified into a separate class of shares of capital stock and designated as Class B Common Stock;

                          FURTHER RESOLVED, that pursuant to Article VI of the Corporation's Charter, Four Hundred Million (400,000,000) authorized and newly classified shares of Class B Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Four Hundred





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         Thousand Dollars ($400,000)), be, and hereby are, designated as a separate series of Class B shares of capital stock and known as Class B - Special Series 1 Common Stock;

                          FURTHER RESOLVED, that all consideration received by the Corporation for the issue or sale of shares of Class B and Class B
         - Special Series 1 Common Stock shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class B Common Stock (irrespective of whether said shares have been designated as a part of a series of said Class and, if so designated as a part of a series, irrespective of the particular series designation), together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to Class B shares, Class B - Special Series 1 shares, or such other shares by the Board of Directors in accordance with the Corporation's Charter;

                          FURTHER RESOLVED, that all income, earnings, profits, and proceeds, including any proceeds derived from the sale, exchange or liquidation of such shares, and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated among shares of Class B and Class B - Special Series 1 Common Stock and all other shares now or hereafter designated as Class B Common Stock, respectively (irrespective of whether said shares have been designated as a part of a series of said Class and, if so designated as a part of a series, irrespective of the particular series designation) in proportion to their respective net asset values;

                          FURTHER RESOLVED, that all the liabilities (including expenses) of the Corporation in respect of shares of Class B and Class B - Special Series 1 or all other shares now or hereafter designated as Class B Common Stock and in respect of any general liabilities (including expenses) of the Corporation allocated to shares of Class B, shares of Class B - Special Series 1, or such other shares by the Board of Directors in accordance with the Corporation's Charter shall be allocated among shares of Class B and Class B - Special Series 1 Common Stock and such other shares, respectively (irrespective of whether said shares have been designated as a part of a series of said Class and, if so designated as a part of a series, irrespective of the particular series designation) in proportion to their respective net asset values except to the extent that may be from time to time determined by the Board of Directors:





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                                  (a)      only the shares of Class B Common
                 Stock shall bear: (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such shares, and (ii) such other expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to such shares and which therefore should be borne solely by shares of Class B Common Stock;

                                  (b) only the shares of Class B - Special Series 1 Common Stock shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such shares; and
                 (ii) such other expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to such shares and which therefore should be borne solely by shares of Class B - Special Series 1 Common Stock;

                                  (c)      No shares of Class B Common Stock
                 shall bear the expenses and liabilities described in subparagraph (b) above; and

                                  (d)      No shares of Class B - Special
                 Series 1 Common Stock shall bear the expenses and liabilities described in subparagraph (a) above; and

                          FURTHER RESOLVED, that except as provided by these resolutions each share of Class B and Class B - Special Series 1 Common Stock shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as set forth in the Charter and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share now or hereafter designated as a share of Class B Common Stock (irrespective of whether said share has been designated as a part of a series of said Class and, if so designated as a part of a series, irrespective of the particular series designation), except that:

                                  (a)      on any matter that pertains to the
                 agreements or expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the





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                 Corporation relating to said agreements, expenses, or
                 liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class B Common Stock (excluding shares designated as a series of such Class) shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class B Common Stock, such other affected shares of capital stock of the Corporation shall also be entitled to vote, and in such case shares of Class B Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and
                 (ii) if said matter does not affect shares of Class B Common Stock, said shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of holders of shares of capital stock of the Corporation other than said shares of Class B Common Stock; and

                                  (b)      on any matter that pertains to the
                 agreements or expenses and liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Company, only shares of Class B - Special Series 1 Common Stock shall be entitled to vote, except that: (i) if said matter affects shares of capital stock in the Corporation other than shares of Class B - Special Series 1, such other affected shares of capital stock in the Corporation shall also be entitled to vote, and in such case, shares of Class B - Special Series 1 Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class B - Special Series 1 Common Stock, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock in the Corporation other than said shares of Class B - Special Series 1 Common Stock; and


         Creation of Class F and Class F - Special Series 1 Shares
         ---------------------------------------------------------

                        FURTHER RESOLVED, that pursuant to Article VI of the Corporation's Charter, Twenty Million (20,000,000)





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         authorized and unclassified shares of Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Twenty Thousand Dollars ($20,000)), be, and hereby are, classified into a separate class of shares of capital stock and designated as Class F Common Stock;

                          FURTHER RESOLVED, that pursuant to Article VI of the Corporation's Charter, Fifteen Million (15,000,000) authorized and newly classified shares of Class F Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Fifteen Thousand Dollars ($15,000)), be, and hereby are, designated as a separate series of Class F shares of capital stock and known as Class F - Special Series 1 Common Stock;

                          FURTHER RESOLVED, that all consideration received by the Corporation for the issue or sale of shares of Class F and Class F
         - Special Series 1 Common Stock shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class F Common Stock (irrespective of whether said shares have been designated as a part of a series of said Class and, if so designated as a part of a series, irrespective of the particular series designation), together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to Class F shares, Class F - Special Series 1 shares, or such other shares by the Board of Directors in accordance with the Corporation's Charter;

                          FURTHER RESOLVED, that all income, earnings, profits, and proceeds, including any proceeds derived from the sale, exchange or liquidation of such shares, and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated among shares of Class F and Class F - Special Series 1 Common Stock and all other shares now or hereafter designated as Class F Common Stock, respectively (irrespective of whether said shares have been designated as a part of a series of said Class and, if so designated as a part of a series, irrespective of the particular series designation) in proportion to their respective net asset values;

                          FURTHER RESOLVED, that all the liabilities (including expenses) of the Corporation in respect of shares of Class F and Class F - Special Series 1 and all other shares now or hereafter designated as Class F Common Stock and in respect of any general liabilities (including expenses) of the Corporation allocated to shares of Class F





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         and Class F - Special Series 1 or such other shares by the Board of
         Directors in accordance with the Corporation's Charter shall be allocated among shares of Class F and Class F - Special Series 1 Common Stock and such other shares, respectively (irrespective of whether said shares have been designated as a part of a series of said Class and, if so designated as a part of a series, irrespective of the particular series designation) in proportion to their respective net asset values;

                          FURTHER RESOLVED, that if in the future the Board of Directors determines to enter into agreements which provide for services only for shares of Class F or for shares of Class F - Special Series 1 (or any other series of Class F shares) to the extent that may be from time to time determined by the Board of Directors:

                                  (a)      only the shares of Class F Common
                 Stock shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such shares, and (ii) such other expenses and liabilities as the Board of Directors may from time to time determined are directly attributable to such shares and which therefore should be borne solely by shares of Class F Common Stock;

                                  (b) only the shares of Class F - Special Series 1 Common Stock shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such shares; and
                 (ii) such other expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to such shares and which therefore should be borne solely by shares of Class F - Special Series 1 Common Stock;

                                  (c)      No shares of Class F Common Stock
                 shall bear the expenses and liabilities described in subparagraph (b) above; and

                                  (d)      No shares of Class F - Special
                 Series 1 Common Stock shall bear the expenses and liabilities described in subparagraph (a) above; and

                          FURTHER RESOLVED, that except as provided by these resolutions each share of Class F and Class F - Special





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         Series 1 Common Stock shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as set forth in the Charter and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share now or hereafter designated as a share of Class F Common Stock (irrespective of whether said share has been designated as a part of a series of said Class and, if so designated as a part of a series, irrespective of the particular series designation) except that:

                                  (a)      on any matter that pertains to the
                 agreements or expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class F Common Stock (excluding shares designated as a series of such Class) shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class F Common Stock, such other affected shares of capital stock of the Corporation shall also be entitled to vote, and in such case shares of Class F Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class F Common Stock, said shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of holders of shares of capital stock of the Corporation other than said shares of Class F Common Stock; and

                                  (b)      on any matter that pertains to the
                 agreements or expenses and liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Company, only shares of Class F - Special Series 1 Common Stock shall be entitled to vote, except that: (i) if said matter affects shares of capital stock in the Corporation other than shares of Class F - Special Series 1, such other affected shares of capital stock in the Corporation shall also be entitled to vote, and in such case, shares of Class F - Special Series 1 Common Stock shall be voted in the aggregate together





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         with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class F - Special Series 1 Common Stock, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock in the Corporation other than said shares of Class F - Special Series 1 Common Stock.

         THIRD: The total number of shares of capital stock which the Corporation is presently authorized to issue is Five Billion (5,000,000,000) shares of Common Stock, of which Nine Hundred Million (900,000,000) shares of the par value of One Mill ($.001) each are Class A Common Stock, Three Billion (3,000,000,000) shares of the par value of One Mill ($.001) each are Class A - Special Series 1 Common Stock, One Hundred Million (100,000,000) shares of the par value of One Mill ($.001) each are Class B shares of Common Stock, Four Hundred Million (400,000,000) shares of the par value of one Mill ($.001) each are Class B - Special Series 1 shares of Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class C Common Stock, Fifty Million (50,000,000) shares of the par value of One Mill ($.001) each are Class C - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class D Common Stock, Fifty Million (50,000,000) shares of the par value of One Mill ($.001) each are Class D - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class E Common Stock, Fifteen Million (15,000,000) shares of the par value of One Mill ($.001) each are Class E - Special Series 1





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Common Stock, Five Million (5,000,000) shares of the par value of One Mill
($.001) each are Class F shares of Common Stock, Fifteen Million (15,000,000) shares of the par value of One Mill ($.001) each are Class F - Special Series 1 shares of Common Stock, and Four Hundred and Fifty Million (450,000,000) shares of the par value of One Mill ($.001) each are unclassified shares of Common Stock. The aggregate par value of all shares having par value remains Five Million Dollars ($5,000,000). The total number of shares the Corporation is authorized to issue and the aggregate par value of all shares having par value remains unchanged.

                 FOURTH: The shares of the Corporation classified pursuant to the resolutions set forth in Article SECOND of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

                 IN WITNESS WHEREOF, The Arch Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Secretary as of June 25, 1991.

                                        THE ARCH FUND, INC.
[SEAL]


Attest:                                 By: /s/ Jerry V. Woodham
                                            ---------------------------
                                            Jerry V. Woodham, President



/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary





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                                  CERTIFICATE


         THE UNDERSIGNED, Chairman of the Board and President of THE ARCH FUND, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



                                      /s/ Jerry V. Woodham
                                      ---------------------------
                                      Jerry V. Woodham, President


Dated as of:  June 25, 1991





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